Exhibit No. 10.2
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           United Retail Group Supplemental Retirement Savings Plan
                               Plan Amendment #5

United Retail Group, Inc. (the "Company") maintains for the benefit of its employees the United Retail Group Supplemental Retirement Savings Plan (the "Plan").

The Company has adopted, effective as of January 1, 1997 an amendment and restatement of the Plan.

The Company wishes to revise certain provisions which appear in the Plan.

Therefore, this Amendment to the Plan shall be adopted effective as of March 1, 2003.

                                    AMENDMENT

         I. A New Section is added to Article 4 of the Plan as follows:

                           Investment in stock of the Company. Notwithstanding any other provision of this Plan, the Trust may, at the direction of the Company, acquire and hold qualifying employer securities, as defined in Section 407 (d) (5) of ERISA, provided that any acquisition of qualifying employer securities shall comply with the requirements of Section 408 (e) of ERISA and, if made on the open market, of Rule 10b-18 under the Securities Exchange Act.

         II. In all other respects, the Plan shall remain unchanged.

                                                   Dated this 27th of March 2003

                                                   United Retail Group, Inc.

                                                   By: /s/ Kenneth P. Carroll
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                                                   Title: Senior Vice President